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                                                                  Exhibit 10.13


               SECOND AMENDMENT TO CONTRACT FOR PURCHASE AND SALE

         This Second Amendment to Contract for Purchase and Sale ("Second Amendment") is made and entered into effective as of July 10, 1997, by and between EYE CARE CENTERS OF AMERICA, INC., a Texas corporation ("Seller") and JDB REAL PROPERTIES, INC., a Texas corporation ("Purchaser").

         WHEREAS, Seller and Purchaser entered into that certain Contract for Purchase and Sale, with an effective date of June 3, 1997, with respect to certain real property more particularly described on Exhibit "A" attached hereto and made a part hereof, and

         WHEREAS, Seller and Purchaser amended said Contract for Purchase and Sale by executing that certain Amendment to Contract for Purchase and Sale dated effective as of July 3, 1997 (said Contract for Purchase and Sale, as amended by said Contract for Purchase and Sale, being hereafter referred to as the "Contract"); and

         WHEREAS, Seller and Purchaser have again agreed to amend the Contract according to the terms and conditions set forth herein.

         NOW, THEREFORE, for the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser hereby amend the Contract as follows:

         1. Section 2.1 of the Contract shall be modified to state as follows:

                  Section 2.1 Amount. The purchase price (herein so called) for the Project is and shall be the sum of FIVE MILLION ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($5,100,000.00). Except as provided below, the Purchase Price shall be due and payable by Purchaser to Seller in cash at the Closing (hereinafter defined). The payment of the Purchase Price to Seller must be effectuated by wire transfer or other method sufficient to provide Seller with "same day" funds on the Closing Date available for overnight investment by Seller that same day. Notwithstanding anything to the contrary in this Section 2.1, FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) of the proceeds constituting the Purchase Price shall be withheld from Seller at the Closing and deposited in escrow subject to the terms of the Escrow Agreement (hereinafter defined).

         2. Section 12.2 of the Contract shall be modified to include a subsection (k), which shall state as follows:

                  (h) An executed counterpart of the Escrow Agreement (the "Escrow Agreement") in the form attached hereto as Exhibit "F".
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         3. Section 12.3 of the Contract shall be modified to include a subsection (f), which shall state as follows:

            (f) An executed counterpart of the Escrow Agreement.

         4. The Escrow Agreement attached hereto as Exhibit "F" shall be incorporated into the Contract as Exhibit "F" to the Contract and shall be and is hereby made a part thereof for all purposes.

         5. Seller and purchaser hereby acknowledge and agree that (i) the Inspection Period (as defined in the contract) has expired, (ii) Purchaser's right to terminate the Contract pursuant to Section 7.3 of the Contract is hereby waived, and (iii) effective as of the date hereof, Purchaser's right to a return of the Earnest Money, pursuant to Section 7.3, is also waived.

         6. Except as expressly amended by the terms of this Second Amendment, all of the terms and conditions of the Contract shall be, remain and continue in full force and effect as set forth in the Contract.

         7. This Second Amendment may be executed in one or more counterparts, each of which shall have the force and effect of an original, and all of which shall constitute but one document. Copies of the executed originals transmitted by telefax (i.e. facsimile copies) may be accepted as originals provided that the originals are substantially contemporaneously mailed or delivered, by a recognized overnight courier or by hand delivery, to the Title Company (as defined in the Contract).

         EXECUTED to be effective as of the date first written above.

                                        SELLER:

                                        JDB REAL PROPERTIES, INC., a Texas
                                        corporation


                                        By:
                                            ----------------------------
                                            Gary D. Stillwell, President

                                        PURCHASER:

                                        EYE CARE CENTERS OF AMERICA, INC.,
                                        a Texas corporation

                                        By: /s/ Mark Pearson
                                            ----------------------------
                                        Name: Mark Pearson
                                        Title: CFO
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Receipt of a copy of this Amendment is hereby acknowledged this ___ day of July,
1997.

                                        CHICAGO TITLE INSURANCE COMPANY


                                        By:
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                                        Title:
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